February 2010

MFA
FINANCIAL, INC.

Forward Looking Statements

MFA FINANCIAL, INC.

When used in this presentation or other written or oral communications, statements which are not historical in nature, including those containing words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, are intended to identify "forward-looking statements" for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions.

These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Statements regarding the following subjects, among others, may be forward-looking: changes in interest rates and the market value of MFA's MBS; changes in the prepayment rates on the mortgage loans securing MFA's MBS; MFA's ability to borrow to finance its assets; implementation of or changes in government regulations or programs affecting MFA's business; MFA's ability to maintain its qualification as a REIT for federal income tax purposes; MFA's ability to maintain its exemption from registration under the Investment Company Act of 1940; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in the annual, quarterly and/or current reports that MFA files with the SEC, could cause MFA's actual results to differ materially from those projected in any forward-looking statements it makes.

These forward-looking statements are based on beliefs, assumptions and expectations of MFA's future performance, taking into account all information currently available. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MFA FINANCIAL, INC.

MFA

is positioned with the requisite expertise to benefit from existing investment in higher-yielding Agency MBS and the acquisition of Non-Agency RMBS

Experienced Management Team Focused on Residential MBS Opportunities

MFA FINANCIAL, INC.

- Proven Management Team and Track Record
  - Founded in 1997, we are an internally managed REIT with permanent equity capital, positioned with the requisite expertise to benefit from investment in Agency and Non-Agency Residential MBS
- Significant Market Dislocation has Created Investment Opportunities
  - Non-Agency RMBS are available at deep discounts to par value generating attractive yields
  - Generating double digit ROE with reduced leverage. Debt-to-Equity multiple of 3.4x as of September 30, 2009 versus 7.2x as of December 31, 2008
  - Yield curve retains positive slope

The Residential Mortgage Market

MFA FINANCIAL, INC.

MFA's investment universe is sizeable providing ample investment opportunity

Residential Mortgage Debt
$10.7 Trillion

Non-Agency	Agency	Whole Loans
$1.7 Trillion	$5.1 Trillion	$3.9 Trillion

Source: BNP Paribas and Federal Reserve Z1 Report, September 30, 2009

MFA FINANCIAL, INC.

Recent Financial Performance

- Residential MBS focus generating high returns including double-digit ROE and solid book value performance
- Third quarter earnings of $0.25 per share represents an ROE of 13.7%
- Fourth quarter dividend of $0.27 per share

Book Value Per Share		Date
$7.57	43%	9/30/2009
$5.29		12/31/2008

MFA FINANCIAL, INC.

15.7% Annual Return in the Decade

Total Return


450
400
350
300
250
200
150
100
50
0
-50
-100
Dec-99
Dec-00
Dec-01
Dec-02
Dec-03
Dec-04
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
MFA
S&P
S&P Fin

Source: Bloomberg
Includes reinvestment of dividends

MFA FINANCIAL, INC.

Investment in Residential MBS Including Both Agency MBS and Non-Agency MBS

- Approximately $1 billion (50% of MFA equity) and $400 million of leverage is utilized in funding $1.4 billion of Non-Agency MBS.*
- The majority of MFA's assets will continue to be whole-pool Agency MBS due to attractiveness of the asset class and for purposes of our exemption under the Investment Company Act of 1940.
- With Non-Agency MBS, MFA expects to generate attractive returns for stockholders with less leverage and less sensitivity to yield curve and interest rate cycles.

**As of December 31, 2009 and includes non-Agency MBS underlying MBS Forwards.*

MFA FINANCIAL, INC.

Exceptionally low Federal Funds rates for an extended period of time

Agency MBS

Spreads have tightened due to Federal Reserve $1.25 trillion Agency MBS purchase program

January 25, 2010	
Fed Funds Target	0.0%-0.25%
1-Month LIBOR	0.23%
1-Month Repo	0.21%
3-Month LIBOR	0.25%
3-Month Repo	0.24%

Liquidity

Repo remains available to MFA from multiple counterparties

MFA FINANCIAL, INC.

Hybrid and ARM MBS Limit Risk of Rising Interest Rates*

- After initial fixed term, coupons reset based on short-term interest rates
- Less price risk due to adjustability of coupon

Months Until Coupon Reset or Assumed Prepayment


Greater than 60 Months 15%
Within 12 Months 27%
13 to 60 Months 58%

Reset: 14%
Prepay: 13%

**As of September 30, 2009; Assuming a prepayment rate of 15% CPR; MFA assets only (excluding assets held through MFA's MFR subsidiary)*

MFA FINANCIAL, INC.

Diverse Counterparty Relationships

- MFA maintains strong relationships with numerous leading financial institutions

Banc of America	Deutsche Bank	Mizuho
Barclays	Goldman Sachs	Morgan Stanley
BNP Paribas	ING	Newedge
Cantor Fitzgerald	Jefferies	Pershing
Citigroup	MF Global	RBS Securities
Credit Suisse	Mitsubishi	South Street
Daiwa		

MFA FINANCIAL, INC.

Positioning Agency MBS Portfolio for the Impact of Potential Price Declines in 2010

While this strategic reduction impacts earnings, we anticipate more attractive investment opportunities may arise later in 2010 as the Federal Reserve completes its Agency MBS purchase program as announced.


MFA Agency Portfolio
Billions of Dollars
12
10
8
6
4
2
0
Projected Reduction
Approximately 30%
Jul-08
Actual
Mar-10
Projected

MFA FINANCIAL, INC.

- MFA is actively investing in Non-Agency residential MBS at deeply discounted prices. MFR owns approximately $1.2 billion market value of Non-Agency MBS acquired at an average purchase price of 63% of par.
- In addition, MFA continues to hold approximately $200 million fair market value of legacy Non-Agency MBS acquired prior to July 2007.
- As we continue to opportunistically grow this combined $1.4 billion Non-Agency MBS portfolio, we expect to increase MFA's unlevered asset yield while decreasing sensitivity to prepayments and changes in interest rates.

**As of December 31, 2009 and includes non-Agency MBS underlying MBS Forwards.*

MFA FINANCIAL, INC.

- Structural credit enhancement and highly discounted purchase price mitigate the risk of loss of invested principal.
- Future potential leverage from Re-REMIC and/or increased usage of Non-Agency Repurchase Agreements could enhance returns.
- These high yielding assets are less sensitive to changes in the yield curve and interest rates.
- The return on discounted Non-Agency MBS increases if prepayments increase.

MFA FINANCIAL, INC.

MFA

is positioned with the requisite expertise to benefit from existing investment in higher-yielding Agency MBS and the acquisition of Non-Agency RMBS

MFA
FINANCIAL, INC.